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                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
First Mississippi Corporation:

         We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-93584, 2-93585, 2-74337, 2-54048, 33-512,
33-9106, 33-17483, 33-24413, 33-24414, 33-26895, 33-31343, 33-33135, 33-37084,
33-39137, 33-43586, 33-43600, 33-45344 and 33-56026) of our reports dated
September 9, 1994, relating to the consolidated financial statements and financial statement schedules of First Mississippi Corporation and subsidiaries as of June 30, 1994 and 1993 and for each of the years in the three-year period ended June 30, 1994, which reports appear or are incorporated by reference in the June 30, 1994 annual report on Form 10-K of First Mississippi Corporation. Our report on the consolidated financial statements refers to a change in the method of accounting for income taxes.





Jackson, Mississippi
September 27, 1994                                     KPMG Peat Marwick LLP





                                   Exhibit 23